Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States	Facsimile:
+1 212 446 4800	+1 212 446 4900

www.kirkland.com

September 30, 2024

Ferguson Enterprises Inc.

751 Lakefront Commons

Newport News, VA 23606

Ferguson UK Holdings Limited

1020 Eskdale Road,

Winnersh Triangle,

Wokingham, Berkshire,

United Kingdom,

RG41 5TS

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special legal counsel to Ferguson Enterprises Inc., a Delaware corporation (the “Issuer”) and Ferguson UK Holdings Limited, a private limited company incorporated under the laws of England and Wales (the “Guarantor” and together with the Issuer, the “Companies”), in connection with the preparation of the Registration Statement on Form S-3ASR (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about September 30, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), by the Companies. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of an unspecified amount of (i) debt securities (the “Debt Securities”) issued by the Issuer and (ii) guarantees of Debt Securities issued by the Guarantor (the “Guarantees”). The Debt Securities and the Guarantees are hereinafter referred to collectively as the “Securities.”

You have advised us that: (i) the Debt Securities will be issued under an indenture, the form of which is filed as an exhibit to the Registration Statement (as may be amended or supplemented from time to time, the “Indenture”), between the Issuer and The Bank of New York Mellon, as trustee (the “Trustee”) and (ii) the Guarantees will be issued under one or more supplemental indentures to the Indenture, among the Issuer, the Guarantor and the Trustee, in a form that will be filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Issuer filed with the Commission (each a, “Supplemental Indenture”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including: (i) the organizational documents of

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Ferguson Enterprises Inc.

September 30, 2024

the Companies, (ii) minutes and records of the corporate proceedings of the Companies and (iii) the Registration Statement and the exhibits thereto and (iv) the Indenture.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, other than the Issuer, and the due authorization, execution and delivery of all documents by the parties thereto, other than the Issuer. As to any facts material to the opinions expressed herein which we have not independently established or verified any facts relevant to the opinion expressed herein, but, we have relied upon statements and representations of officers and other representatives of the Companies and others.

We have also assumed that:

(i)	the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)	a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii)	the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(iv)	the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement, the Indenture and any Supplemental Indenture;

(v)	the Securities offered, as they will be executed and delivered, do not violate any law applicable to the Companies or result in a default under or breach of any agreement or instrument binding upon the Companies;

(vi)	the Companies will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered;

(vii)	the Securities offered, as they will be executed and delivered, and the Indenture and each Supplemental Indenture will comply with all requirements and restrictions, if any, applicable to the Companies, whether imposed by any court or governmental or regulatory body having jurisdiction over the Companies;

Ferguson Enterprises Inc.

September 30, 2024

(viii)	a definitive purchase, underwriting, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Companies and the other parties thereto; and

(ix)	the Indenture and each Supplemental Indenture thereto and the trustee thereunder will have been qualified under the Trust Indenture Act of 1939, as amended.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.	When, as and if (a) the terms of any particular series of Debt Securities have been duly authorized and duly established in accordance with the Indenture (and the Indenture and any supplemental indenture or amendment shall have been duly executed and delivered by the Issuer, and if applicable, the Guarantor and the trustee thereunder) and applicable law, (b) the appropriate corporate or organizational action shall have been taken to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the Indenture), and (c) the Debt Securities shall have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Indenture, any supplemental indenture, the applicable Purchase Agreement and applicable law and duly authenticated by the Trustee in accordance with the Indenture, such Debt Securities will constitute valid and binding obligations of the Issuer, enforceable against such Issuer in accordance with their terms.

2.	When, as and if (a) the terms of any particular Guarantee have been duly authorized and duly established in accordance with the Indenture and the applicable Supplemental Indenture (and the Indenture and the applicable Supplemental Indenture thereto shall have been duly executed and delivered by the Companies and the trustee thereunder) and applicable law, (b) the appropriate corporate or organizational action shall have been taken by the Guarantor to authorize the form, terms, execution and delivery of such Guarantee (and any required Supplemental Indenture), and (c) the applicable Guarantee shall have been duly executed, attested, issued and delivered by duly authorized officers against payment for the applicable Debt Securities in accordance with such authorization, the Indenture, the applicable Supplemental Indenture, the applicable Purchase Agreement and applicable law, the Guarantee will constitute valid and binding obligations of the Guarantor enforceable against such Guarantor in accordance with its terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the federal securities laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws. For purposes of our opinion that the Guarantees will be a binding obligation of the Guarantor, we have

Ferguson Enterprises Inc.

September 30, 2024

assumed that each Supplemental Indenture providing for the Guarantees will have been duly authorized, executed and delivered by the Guarantor in accordance with the applicable laws of England and Wales and that the execution and delivery of such instrument will not result in any breach or violation of the laws of England and Wales. We are not licensed to practice in the United Kingdom, and we have made no investigation of, and do not express or imply an opinion on, the laws of the United Kingdom.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligation of the Companies under the Indenture and any Supplemental Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and any Supplemental Indenture; that the Indenture and any Supplemental Indenture have each been duly authorized, executed and delivered by the Trustee and constitute the legally valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with their terms; that the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture and any Supplemental Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture and any Supplemental Indenture.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “blue sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

Ferguson Enterprises Inc.

September 30, 2024

This opinion is furnished to you in connection with the filing of the Registration Statement, and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP